Exhibit 10.17

Mesoblast Limited

Australian Loan Funded Share Plan
Rules

Mesoblast Limited
ACN 109 431 870

November 2011

© 2011 Deloitte

CONTENTS

SECTION 1 - DEFINITIONS AND INTERPRETATION		3

1	Definitions and Interpretation	3

SECTION 2 - PLAN DURATION, ELIGIBILITY AND PARTICIPATION		6

2	Commencement, Duration and Termination of Plan	6
3	Limit on equity to be offered under Plan	6
4	Offer and Acceptance	7
5	Loan Terms	8

SECTION 3 - CONDITIONS AND RESTRICTIONS ON LOAN FUNDED SHARES AND/OR SHARES ACQUIRED		9

6	Conditions generally	9
7	Vesting Conditions	9
8	Forfeiture Conditions	9
9	Disposal of Shares or Buy-back	10
10	Proceeds of disposal or Buy-back	11

SECTION 4 - PARTICIPANT’S RIGHTS		11

11	Rights attaching to Loan Funded Shares	11

SECTION 5 - ADMINISTRATION OF PLAN		13

12	Administration of the Plan	13
13	Appointment of Trustee	14
14	Listing Rules	14
15	Amendment of Plan	14
16	Notices	15
17	Governing law	15

SECTION 1 - DEFINITIONS AND INTERPRETATION

1	Definitions and Interpretation

Definitions

1.1	In these Rules the following words and expressions have the meanings indicated, unless stated otherwise:

“Acceptance” means a properly executed document from the Eligible Person accepting the Offer in accordance with rule 4.5.

“After-tax Amount” means in respect of a financial year the dividend amount paid in cash by the Company multiplied by the After-tax Rate.

“After-tax Rate” means in respect of a financial year during which a Company dividend is paid on a Loan Funded Share, the rate that will be calculated as 1 minus the top marginal income tax rate for resident individuals for that year inclusive of Medicare Levy but exclusive of any Medicare Levy Surcharge.

“Associated Body Corporate” of the Company means each:

(a)	related body corporate of the Company, within the meaning of section 50 of the Corporations Act;

(b)	body corporate that has voting power in the Company of not less than 20%; or

(c)	body corporate in which the Company has voting power of not less than 20%,

where “voting power” has the meaning in section 610 of the Corporations Act.

“ASX” means the Australian Securities Exchange Limited ACN 008 624 691.

“Bad Leaver” is a Participant who ceases to be employed by the Company where the Board determines that the Participant has:

(a)	breached any term of the Loan Agreement;

(b)	committed any serious or persistent breach of any provisions of employment;

(c)	been convicted of any criminal offence which involves fraud or dishonesty;

(d)	engaged in any conduct which brings the Company into substantial disrepute;

(e)	committed any wrongful or negligent act or omission which has caused the Company substantial liability;

(f)	engaged in grave misconduct or recklessness in the discharge of the Participant’s duties;

(g)	become disqualified from managing corporations in accordance with Part 2D.6 of the Corporations Act or has committed any act that, pursuant to the Corporations Act, may result in the Participant being banned from managing a corporation; or

(h)	engaged in any other conduct which the Board reasonably considers to be analogous to, or having a substantially similar seriousness to, any of the circumstances specified in (a) to (g) above.

“Board” means all or some of the directors of the Company acting as the board of directors or a person or committee delegated by the board of directors in accordance with rule 12.2.

“Bonus Share” means a Share issued as a part of a pro rata bonus issue to shareholders of the Company.

“Buy-back” means the procedure by which the Company may buy-back Shares held by Participants as specified under rule 9.

“Capital Reconstruction” means any of the following events:

(a)	the Company issues Shares by way of capitalisation of profits or reserves;

(b)	the Company gives Shareholders the right (pro-rata with existing shareholding and on terms including the payment of some consideration by the Shareholders on exercising the right) to subscribe for additional Shares;

(c)	the Company subdivides or consolidates its Shares;

(d)	the Company returns issued capital to holders of Shares;

(e)	the Company issues or cancels Shares on a pro-rata basis; or

(f)	the Company reorganises its issued capital in any other manner (other than in lieu of dividends or by way of dividend reinvestment).

“Change of Control Event” means any of the following:

(a)	an offer is made by a person for the whole of the issued ordinary share capital of the Company (or any part as is not at the time owned by the offeror or any person acting in concert with the offeror) and after announcement of the offer the offeror (being a person who did not Control the Company prior to the offer) acquires Control of the Company;

(b)	any other event occurs which causes a change in Control of the Company; or

(c)	any other event which the Board reasonably considers should be regarded as a Control Event.

“Company” means Mesoblast Limited ACN 109 431 870.

“Condition” means any or all of the Vesting Conditions and Forfeiture Conditions.

“Constitution” means the constitution of the Company.

“Control” of an entity means having the right:

(a)	to vote 50% (or more) of the votes that can be cast on the election or removal of the entity’s directors;

(b)	to appoint or remove directors who possess 50% (or more) of the votes exercisable by all directors of the entity; or

(c)	to 50% (or more) of the profits or distributions of the entity or of its net liquidation proceeds.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Eligible Person” means a full-time or part-time employee, executive or director of the Group or any of its subsidiaries, or any other person who the Board determines is eligible to participate in the Plan.

“Forfeiture Conditions” means any conditions determined in accordance with rule 8 that could or may result in a Participant forfeiting the Loan Funded Share or any interest in the Loan Funded Share.

“Grant Date” means the date the Board resolves to grant Loan Funded Shares to a Participant.

“Group” means the Company and each Associated Body Corporate of the Company.

“Holding Lock” means a “holding lock” as defined in the Listing Rules.

“Leaver” means a Participant who ceases employment and who is not a Bad Leaver. A Leaver will include, but is not limited to, a Participant who ceases employment due to resignation or retirement.

“Listing Rules” means the official listing rules of the ASX.

“Loan” means a loan made or to be made by the Company to an Eligible Person under rule 5 for the purpose of acquiring a Share.

“Loan Agreement” means any agreement between the Company and the Eligible Person evidencing the terms and conditions of the Loan.

“Loan Funded Share” means a Share that is subject to a Loan and/or to any Conditions. Once all Conditions are met and the Participant no longer has any outstanding obligations pursuant to the Loan Agreement, the Loan Funded Shares revert to being Shares.

“Loan Period” means in respect of each Loan the period determined under rule 5.5.

“Market Value” means the value of a Share determined in accordance with rule 9.5.

“Offer” means an offer of Loan Funded Shares made by the Company to an Eligible Person under this Plan.

“Participant” means an Eligible Person to whom the Board has resolved to grant Loan Funded Shares under this Plan.

“Plan” means the Mesoblast Australian Loan Funded Share Plan as constituted by the Rules.

“Price” means the amount, as set out in the Offer, that a Participant is required pay to acquire a Loan Funded Share.

“Rules” means the rules contained in this document known as the Mesoblast Loan Funded Share Plan Rules.

“Security Trading Policies” means the Company’s security trading policies (if any).

“Share” means an ordinary share in the capital of the Company.

“Term” means the period specified by the Board in the Offer and / or Loan Agreement (but in any case not exceeding 10 years from the Grant Date) before which time the Loan must be repaid in full.

“Total Cost” means the Price of each Loan Funded Share multiplied by the total number of Loan Funded Shares specified in the Offer.

“Trustee” means a trustee (if any) appointed by the Board under rule 13.

“Vesting Conditions” means any condition determined in accordance with rule 7 that must be satisfied before a Loan Funded Share vests. Loan Funded Shares will be “Unvested Loan Funded Shares” until all Vesting Conditions are satisfied, lifted or removed in accordance with rule 6.2 after which point they become “Vested Loan Funded Shares”.

“Vesting Period” means the period starting at the Grant Date and ending when the Vesting Conditions relating to Loan Funded Shares are satisfied.

Interpretation

1.2	In this Plan, unless a contrary intention appears, or context otherwise requires:

(a)	a reference to any document includes any variation, replacement, or equivalent, of the document;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	headings do not affect the interpretation of these terms and conditions;

(d)	singular includes the plural and vice versa;

(e)	words importing a particular gender include other genders;

(f)	a reference in these terms and conditions to a person includes that person’s administrators, successors and permitted assignees;

(g)	a reference to “$” or “dollar” is a reference to Australian currency;

(h)	words or phrases that have a defined meaning are identified by the use of a capital letter;

(i)	the word “includes” in any form is not a word of limitation; and

(j)	where a word or phrase is defined, cognate words and phrases have corresponding meanings.

Headings

1.3	In this Agreement headings are for convenience of reference only and do not affect interpretation.

Construction

1.4	If any provision of these Rules is invalid, unenforceable or otherwise ineffective, that invalidity, unenforceability or ineffectiveness does not affect the validity, enforceability, operation, construction or interpretation of any other provision of these Rules, with the intent that the invalid, unenforceable or ineffective provision will be read down or, if it is not capable of being read down, will be treated for all purposes as severable from these Rules.

SECTION 2 - PLAN DURATION, ELIGIBILITY AND PARTICIPATION

2	Commencement, Duration and Termination of Plan

2.1	The Plan will commence on the date determined by the Board.

2.2	The Plan continues in operation until the Board determines the Plan is terminated, suspended or discontinued. The Board may decide to terminate or suspend the operation of the Plan either for a fixed period or indefinitely and may also decide to end any period of suspension.

2.3	If the Plan terminates, is suspended or is discontinued for any reason, the accrued rights of the Participants will not be prejudiced.

3	Limit on equity to be offered under Plan

3.1	An Offer of Loan Funded Shares must not be made if the total number of shares to be issued to employees or directors of the Group pursuant to the following would exceed 5% of the number of Shares on issue at the time of the Offer:

(a)	the number of Shares which are the subject of the proposed Offer;

(b)	the total number of Shares which are the subject of any outstanding Offers under this Plan or any other employee share plan of the Company; and

(c)	the total number of new Shares issued in the 5 years up to and including the date of the proposed Offer pursuant to any employee share plan of the Company (adjusted if necessary in each case for Capital Reconstruction), but excluding existing Shares transferred to a Participant under the Plan that were acquired on-market or off-market for that purpose; but,

(d)	excluding:

I.	Offers made to Participant’s outside of Australia;

II.	Offers made under a disclosure document (as defined in the Corporations Act);

III.	Offers for which disclosure is not required due to section 708 of the Corporations Act; and,

IV.	the total number of Shares granted pursuant to this Plan that have subsequently been forfeited.

4	Offer and Acceptance

Eligibility to participate

4.1	The Board determines whether or not a person is an Eligible Person for the purposes of this Plan.

Making of Offer

4.2	An Offer may only be made if approved by the Board. It must be in writing and must be made in accordance with these Rules.

4.3	The terms of any Offer are to be determined by the Board and must include the following:

(a)	the name of the Eligible Person;

(b)	the number of Loan Funded Shares being offered;

(c)	the Price of each Loan Funded Share and the Total Cost if the Participant accepts all of the Loan Funded Shares being offered;

(d)	the value of the Loan funds;

(e)	the Term of the Loan;

(f)	whether Loan Funded Shares will be subject to Conditions and / or Disposal Restrictions, and if so, those Conditions and / or Disposal Restrictions;

(g)	the closing date for accepting the Offer; and

(h)	any other terms and conditions the Board considers appropriate.

4.4	An Offer is not transferable by an Eligible Person.

Offer is conditional on proper Acceptance and on exercise of discretion by the Board to grant Shares

4.5	If the Eligible Person wishes to participate in the Plan, they must, on or before the closing date for Acceptance stated in the Offer (or any other date that the Company may allow either generally or in a particular case) do what is specified in the Offer in order to accept it.

4.6	Upon receiving the Acceptance, the Board shall determine the number of Loan Funded Shares to grant to the Eligible Person up to the Loan value that has been accepted by the Eligible Person. The date on which this determination is made by the Board shall be the Grant Date and shall constitute the date on which the Offer and Acceptance become binding.

4.7	As soon as reasonably practicable after the Board making the determination referred to in rule 4.6 to grant the Eligible Person Loan Funded Shares, the Company will allot or transfer the relevant Loan Funded Shares to the Participant.

Transaction costs

4.8	The Company may, but is not required to, bear all brokerage, commission or other transaction costs (if any) payable by a Participant in relation to acquisition of Shares under the Plan.

5	Loan Terms

Loan terms

5.1	The Board may determine the value of the Loan that will be provided to the Eligible Person to facilitate the acquisition of the Loan Funded Shares and shall state the value of the Loan in the Offer.

5.2	A Participant who accepts a Loan irrevocably authorises the Company to apply the Loan funds on behalf of the Participant in payment of the Total Cost of the Loan Funded Shares to be acquired under the Offer.

5.3	The Board may determine that the terms of the Loan will be varied for one or more Participants.

5.4	Unless otherwise determined by the Board, Loans will be interest-free.

5.5	Unless otherwise determined by the Board, the Loan Period commences when the Loan is drawn down and ends on the date on which the first of the following events occurs:

(a)	Loan Funded Shares are forfeited by the Participant in accordance with rule 8;

(b)	Loan Funded Shares are disposed of or Bought-back in accordance with rule 9;

(c)	the Loan expires; or

(d)	the parties to the Loan Agreement otherwise agree in writing.

Repayment

5.6	Unless otherwise determined by the Board, a Participant may repay all or part of a Loan at any time after Vesting and before the expiration of the Loan Period.

5.7	Unless otherwise determined by the Board, the Company will apply and each Participant irrevocably directs the Company to so apply the After-tax Amount of any dividends payable in respect of the Participant’s Loan Funded Shares towards repayment of the outstanding balance of the Loan.

5.8	The balance of any dividends remaining after the application of clause 5.7 will be paid in cash to the Participant.

5.9	In the event of a capital distribution, unless otherwise determined by the Board, any capital distribution in respect of a Participant’s Loan Funded Shares must first be applied in payment of the outstanding balance of the Loan.

5.10	Unless otherwise determined by the Board, at the end of the Loan Period (determined in accordance with rule 5.5), the Loan amount to be repaid will be the lesser of the following amounts:

(a)	the Loan less any amounts already paid or applied, in the case of dividends and capital distributions, in reduction of the Loan; and

(b)	the Market Value of the Loan Funded Shares to which the Loan relates as at the end of the Loan Period.

5.11	In the event a Participant forfeits his or her interest in Loan Funded Shares, the Participant’s Loan Funded Shares will be Bought-back in accordance with rule 9 and the application of those funds in repayment of the Loan will be taken to repay the Loan in full and the Participant is discharged from any further liability or obligation in respect of the Loan.

SECTION 3 - CONDITIONS AND RESTRICTIONS ON LOAN FUNDED SHARES AND/OR SHARES ACQUIRED

6	Conditions generally

Board may determine Conditions

6.1	The Board may determine that Loan Funded Shares offered will be subject to such Conditions as are detailed in the Offer including:

(a)	Vesting Conditions in accordance with rule 7; and

(b)	Forfeiture Conditions in accordance with rule 8.

6.2	The Board may determine at any time that any or all of the Conditions and disposal restrictions applicable to any or all of a Participant’s Loan Funded Shares have been removed or, in the case of Vesting Conditions, been deemed satisfied.

No sale or dealing

6.3	A Participant must not sell, transfer, encumber or otherwise deal with a Loan Funded Share unless otherwise permitted under this Plan or determined by the Board (“Disposal Restrictions”).

7	Vesting Conditions

Board may determine Vesting Conditions

7.1	The nature and content of the Vesting Conditions are determined by the Board and may include conditions relating to any or all of:

(a)	continuing employment;

(b)	performance of the Participant;

(c)	performance of the Company; or

(d)	the occurrence of specific events.

A condition of the nature described in paragraphs (b), (c) or (d) constitutes a “Performance Condition”.

Vesting on Change of Control Event

If the Company becomes, or in the opinion of the Board is likely to become, subject to a Change of Control Event, the Board may determine that a Loan Funded Share may vest, whether or not any or all applicable Exercise Conditions have been met, on the occurrence of a Control Event.

8	Forfeiture Conditions

Board may determine Forfeiture Conditions

8.1	Unless determined otherwise by the Board, while Loan Funded Shares are held by a Participant, they are subject to forfeiture if any of the following Forfeiture Conditions are satisfied:

(a)	if the Participant breaches any term of the Loan Agreement;

(b)	if the Participant ceases employment, on their cessation the Board will determine whether the Participant is a Bad Leaver or Leaver:

(i)	Bad Leaver - all rights, entitlements and interests in any Vested and Unvested Loan Funded Shares held by the Participant will be forfeited;

(ii)	Leaver - Unvested Loan Funded Shares will normally be forfeited. A Leaver may retain Vested Loan Funded Shares subject to repayment of the Loan within 60 days of cessation of employment, or within a longer period if so determined by the Board.

(c)	if, in the opinion of the Board, any of the Vesting Conditions have not been or cannot be satisfied for any reason, all of the Participant’s Loan Funded Shares will be forfeited.

8.2	The Board may waive any or all of the forfeiture conditions.

Effect of Forfeiture Conditions

8.3	If some or all of a Participant’s Loan Funded Shares are forfeited, the forfeited Loan Funded Shares will be Bought-back in accordance with rule 9 and the Participant will forfeit any right, interest or entitlements in respect of those Loan Funded Shares.

Participant has no right to proceeds upon forfeiture

8.4	Unless communicated otherwise in the Offer, a Participant will have no right to the proceeds from any Loan Funded Shares forfeited under this rule 8 and will release and hold harmless the Company from any claim in respect thereof.

9	Disposal of Shares or Buy-back

9.1	The Company may determine that Loan Funded Shares held by a Participant may be Bought-back (in accordance with the requirements of the Constitution and the Corporations Act) if any of the following occur:

(a)	Loan Funded Shares are forfeited under rule 8;

(b)	a Change of Control Event occurs and the Board determines that the Company will Buy-back all Vested Loan Funded Shares, or where the Participant requests a Buy-Back pursuant to rule 9.2(b);

(c)	the Loan Period ends;

(d)	the Board determines there will be a Buy-back of the Participant’s Loan Funded Shares pursuant to rule 8.1(b)(ii); or,

(e)	in respect of Vested Loan Funded Shares, for any other reason determined by the Board.

Dealing with Loan Funded Shares upon repaying the Loan and satisfying the Conditions

9.2	In the case of Vested Loan Funded Shares, a Participant may, providing that the terms of the Loan Agreement are complied with:

(a)	dispose of those Vested Loan Funded Shares on his or her own behalf; or

(b)	request in writing to the Trustee that those Vested Loan Funded Shares be sold on behalf of the Participant or that the Vested Loan Funded Shares be Bought-back.

Trustee

9.3	The Trustee may, where a request is received from a Participant to sell his or her Vested Loan Funded Shares, pay the Participant any amounts owing in accordance with these Rules and retain the Vested Loan Funded Shares for the purposes of the Plan.

Sale or Buy-back price

9.4	Unless otherwise specified in these Rules, Loan Funded Shares will be sold or Bought-back at:

(a)	an amount agreed with the Participant at any time; or

(b)	at an amount equal to Market Value (determined in accordance with rule 9.5).

Market Value of Shares

9.5	The Market Value is the weighted average price of a Share traded on the ASX on the [five] trading days preceding the day of the Buy-back or such other method as the Board determines.

10	Proceeds of disposal or Buy-back

10.1	If Loan Funded Shares are sold on behalf of the Participant or there is a Buy-back of Loan Funded Shares, the Participant irrevocably directs the proceeds of sale or Buy-back will be applied in the following order:

(a)	in reduction of the outstanding amount of the Loan (if any) in accordance with rule 5;

(b)	in payment of any costs and expenses of the sale incurred by the Company; and

(c)	the remainder, if any:

(i)	in payment to the Participant to the extent the Participant is entitled to the proceeds; or

(ii)	if the Participant is not entitled to the proceeds, for retention by the Company to be applied for the purposes, and for the benefit of the Plan as determined by the Board.

10.2	Where Loan Funded Shares are Bought-back by the Company, the Company will:

(a)	prepare all necessary transfer documents and arrange for the Participant or an agent or attorney of the Participant to complete the transfer documents on their behalf;

(b)	pay all relevant taxes, duties or other imposts in respect of the transfer other than any taxes, duties or imposts which are for the account of the Participant; and

(c)	cancel the Loan Funded Shares which are Bought-back and, where a limit on the number of Shares able to be issued under the Plan has been set by the Board, the cancelled Shares will not be counted in the number of Shares issued under the Plan.

SECTION 4 - PARTICIPANT’S RIGHTS

11	Rights attaching to Loan Funded Shares

Rights generally

11.1	Subject to rule 11.2 below, a Participant is entitled to any rights which accrue to Loan Funded Shares held by the Participant and may deal with those rights in accordance with the terms of these Rules and the Offer.

11.2	Shares acquired under the Plan rank equally in all respects with all shareholder entitlements for the same class of shares (including but not limited to voting rights, rights issues, dividends and other distributions to, or entitlements of, holders of existing Shares) which have a record date for determining entitlements on or after the Grant Date of the Loan Funded Shares.

Bonus Shares

11.3	A Participant is entitled to any Bonus Shares which accrue to any Loan Funded Shares held by the Participant.

11.4	Upon allotment of Bonus Shares to a Participant, the Bonus Shares are deemed, for the purposes of the Plan, to be Shares which were allotted to the Participant at the time the Loan Funded Shares to which the Bonus Shares accrued were allotted to the Participant and are therefore bound by the same terms and conditions applicable to those Loan Funded Shares.

Capital Reconstructions

11.5	In the event of a Capital Reconstruction, subject to the Listing Rules, the Board may adjust the number of Loan Funded Shares held by a Participant.

11.6	Any offer made to shareholders in the Company (including but not limited to a rights issue) must be made to any Participant.

11.7	Any adjustment made in accordance with rule 11.5 must result in an outcome where the benefits conferred on Participants are the same as (to the extent possible) or better than the benefits conferred on Participants prior to the Capital Reconstruction but will not confer on Participants any benefit to which the shareholders in the Company will not be entitled. This rule does not prevent a rounding up of the number of Shares the Participant may receive on Vested Loan Funded Shares if the rounding up is approved at the meeting of shareholders which approves the Capital Reconstruction.

No effect on contract of employment

11.8	Nothing in these Rules:

(a)	confers on a Participant the right to receive any Loan Funded Shares;

(b)	confers on a Participant the right to continue as an Eligible Person;

(c)	affects any rights which the Company may have to terminate the employment of any Eligible Person; or

(d)	may be used to increase damages in any action brought against the Company in respect of any such termination.

Enforcement of rights

11.9	These Rules, any determination of the Board made pursuant to the Rules, and the terms and conditions of any Loan Funded Shares granted under the Plan will be deemed to form a contract between the Company and the Participant in a court of competent jurisdiction. Each party will in addition to damages be able to seek specific performance of the contract between them as far as specific performance is applicable under a court of competent jurisdiction.

Attorney

11.10	The Participant irrevocably appoints the person who from time to time occupies the position of secretary of the Company (or the secretary’s authorised delegate) as his or her attorney to complete and execute any documents including share transfers and to do all acts or things in his or her name on his or her behalf which may be convenient or necessary for the purpose of giving effect to the provisions of these Rules.

11.11	The Participant covenants that the Participant will ratify and confirm any act, or thing done, pursuant to power granted to the attorney (or the attorney’s duly authorised delegate) under rule 11.10 and will indemnify the attorney (or his duly authorised delegate) in respect of any or act, or thing done, by the attorney in exercising the power.

Applicability of Rules to Participants in particular countries

11.12	Where a grant is made under this Plan to an Eligible Person who does not reside in Australia, the Rules of the Plan apply subject to any alterations or additions as the Board sees fit having regard to any applicable laws, matters of convenience or similar factors which may have application to the Eligible Person or to the Company in relation to the grant.

SECTION 5 - ADMINISTRATION OF PLAN

12	Administration of the Plan

Management by Board

12.1	The Board administers the Plan:
(a)	in accordance with these Rules, the Constitution and any applicable laws;

(b)	no act will be done or determination made in accordance with these Rules where to do so would be a breach of any applicable laws, Listing Rules, or the constituent documents of the Company and where any such act is done or determination made, it will be considered voidable and to the extent possible be unwound and of no effect in respect of the Loan Funded Shares;

(c)	every exercise of a power or discretion by the Company or the Board and any decision by the Company or the Board regarding the interpretation, effect or application of these Rules:

(i)	is made at its absolute and sole discretion;

(ii)	may be made at any time; and

(iii)	is final, conclusive and binding; and

(d)	the Board may exercise any power or discretion conferred on them by these Rules in the interest of, or for the benefit of the Company, and in so doing the Board is not required to act in the interests of another person or as requested by another person and will not be under any fiduciary obligation to another person.

Delegation of power by the Board

12.2	The Board may delegate some or all of its powers and functions under the Plan to a person or to a committee of two or more persons. Where the Board has delegated a power or function to a person or to a committee, references in this Plan to the Company or Board in relation to that power or function will be read as references to that person or committee, as the case may be.

Loan Funded Shares may be held in Trust

12.3	The Company may determine that any or all of the Participant’s Loan Funded Shares will be held by a Trustee on behalf of the Participant.

12.4	Loan Funded Shares held in Trust for a Participant will be transferred to the Participant, upon the Participant’s request, after satisfaction (whether by performance or by exercise of the Board’s discretion) of any Conditions.

Board may receive instructions from Participant’s legal representative

12.5	Any communication received by the Company from a Participant’s duly appointed legal representative will be deemed a communication from the Participant. The Board reserves the right to make any inquiries or investigations that are necessary to satisfy itself, should there be any doubt, that the representative has been properly appointed.

13	Appointment of Trustee

13.1	The Company may appoint a Trustee, on terms and conditions that it considers appropriate, to do all such things and perform all such functions as considered appropriate to enable the implementation of the Plan, including to acquire and hold Shares, or other securities of the Company, on behalf of Participants, for transfer to future Participants or otherwise for the purposes of the Plan.

13.2	In the event the Company appoints a Trustee, subject to the terms of the relevant trust deed appointing that Trustee:

(a)	every exercise of a power or discretion by the Company or the Board in these Rules may be exercised by the Trustee;

(b)	any reference to the Company or the Board in these Rules will accordingly be interpreted as a reference to the Trustee (as applicable);

(c)	Shares may be issued or transferred to the Trustee on behalf of the Participant; and

(d)	the Trustee on behalf of each and all of the Participants will be entitled to any rights specified in rule 11 which accrue to Shares held for the benefit of those Participants.

14	Listing Rules

Listing of Shares

14.1	The Loan Funded Shares offered under the Plan will be listed for quotation on the ASX. In addition, or as an alternative to the Shares being held by a Trustee, the Company may use a Holding Lock (or any other mechanism that it deems appropriate), to enforce the terms and conditions of the Loan Funded Shares.

Application of Listing Rules

14.2	The provisions of the Listing Rules apply to the Plan, and to the extent that the Plan and the Rules are inconsistent, the Listing Rules apply.

15	Amendment of Plan

Amendments

15.1	Subject to rule 15.2, the Board may add to, repeal, amend, alter or vary any or all of the provisions of these Rules in writing in any respect whatsoever, including the rights or obligations of the Participant.

No reduction of rights

15.2	No addition, repeal, amendment, alteration or variation of these terms and conditions will:

(a)	without the Participant’s consent in writing, materially reduce the Participant’s accrued benefits or entitlements as they existed before the date of the amendment;

(b)	without the Participant’s consent in writing, impose additional obligations on the Participant in respect of his or her Loan Funded Shares; or

(c)	repeal, amend, alter or vary this rule 15.2,

unless the addition, repeal, amendment, alteration or variation is introduced primarily:

(d)	for the purpose of complying with or conforming to present or future laws or regulating the maintenance or operation of the Plan or like plans;

(e)	to correct any manifest error or mistake; or

(f)	to enable the Plan or the Company to comply with the Corporations Act, the Listing Rules or its Constitution.

Retrospective effect

15.3	Any amendment made pursuant to rule 15.1 may be given such retrospective effect as is specified in the written instrument or resolution by which the amendment is made.

16	Notices

Address for notices

16.1	Any notice given under or for the purposes of these terms and conditions will be given in writing, signed, and addressed to:

(a)	in the case of the Company – the secretary of the Company at such address as is nominated by the Company; or

(b)	in the case of an Eligible Person – the Eligible Person or the Participant at the address nominated by the Eligible Person or the Participant.

17	Governing law

17.1	These terms and conditions will be governed by and construed in accordance with the laws of the State of Victoria, Australia, and the Eligible Persons, Participants and the Company agree to submit to the non-exclusive jurisdiction of the courts of the State of Victoria, Australia, and any courts hearing appeals from those courts.